Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com	Austin Beijing Dallas Houston London New York The Woodlands Washington, DC
December 15, 2009
Allis-Chalmers Energy Inc.
5075 Westheimer, Suite 890
Houston, Texas 77056
Gentlemen:
     We have acted as special counsel to (a) Allis-Chalmers Energy Inc., a Delaware corporation (the “Issuer”), and (b) each of the entities listed on Schedule A attached hereto (collectively, the “Guarantors,” and together with the Issuer, the “Registrants”), in connection with the preparation of a registration statement on Form S-3 initially filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2009 pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and amended pursuant to Amendment No. 1 thereto filed on December 15, 2009 (such registration statement, as so amended, being referred to herein as the “Registration Statement”). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) shares of common stock, par value $0.01 per share (“Common Shares”), of the Issuer, (ii) shares of preferred stock, par value $0.01 per share (“Preferred Shares”), of the Issuer, (iii) senior debt securities (“Senior Debt Securities”) of the Issuer, (iv) subordinated debt securities (“Subordinated Debt Securities,” and together with the Senior Debt Securities, “Debt Securities”) of the Issuer, (v) guarantees of Debt Securities by the Guarantors (“Guarantees”), (vi) warrants to purchase debt or equity securities of the Issuer (“Warrants”), (vii) subscription rights to purchase debt or equity securities of the Issuer (“Rights”) and (viii) units consisting of one or more Debt Securities (which may or may not be guaranteed pursuant to Guarantees), Common Shares, Preferred Shares, Rights, or Warrants, or any combination thereof (“Units”). The securities referred to in the foregoing clauses (i) through (viii) are collectively referred to herein as the “Securities.” All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement or in either of the Indentures (as defined below).
     Senior Debt Securities will be issued pursuant to a senior indenture substantially in the form attached as Exhibit 4.19 to the Registration Statement (the “Senior Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Senior Debt Trustee”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Senior Debt Securities. Guarantees of Senior Debt Securities will be issued pursuant to the Senior Indenture, as it may be amended or supplemented from time to

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time, including pursuant to supplemental indentures among the Issuer, the Guarantors and the Trustee entered into at the time of and in connection with the issuance of such Guarantees and such Senior Debt Securities. Similarly, Subordinated Debt Securities will be issued pursuant to a subordinated indenture substantially in the form attached as Exhibit 4.20 to the Registration Statement (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Subordinated Debt Trustee”), as it may be amended or supplemented from time to time, including at the time of and in connection with the issuance of such Subordinated Debt Securities. Guarantees of Subordinated Debt Securities will be issued pursuant to the Subordinated Indenture, as it may be amended or supplemented from time to time, including pursuant to supplemental indentures among the Issuer, the Guarantors and the Trustee entered into at the time of and in connection with the issuance of such Guarantees and such Subordinated Debt Securities.
     The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Issuer and a warrant agent.
     The Rights will be issued pursuant to a rights agreement (the “Rights Agreement”) between the Issuer and a rights agent.
     In arriving at the opinions expressed below, we have examined (i) the certificate of incorporation and bylaws of the Issuer, (ii) the Registration Statement and the exhibits thereto, (iii) the Prospectus, (iv) the forms of the Indentures, and (v) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Issuer and such other persons as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents, we have assumed the power, corporate or other, of all parties thereto other than the Issuer and those Guarantors organized or formed in Texas or Delaware to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, except as set forth in the numbered opining paragraphs below, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.
     In rendering the opinions expressed in paragraphs 2 through 7 below with respect to the Securities therein referred to, we have assumed that:
     (i) any Certificate of Designation in respect of Preferred Shares and the forms of certificates representing any Common Shares or Preferred Shares will be in conformity with the certificate of incorporation and bylaws of the Issuer and with applicable law;

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     (ii) the consideration paid for any Common Shares or Preferred Shares will comply with Section 153(a) or (b) of the Delaware General Corporation Law (the “DGCL”) and the third sentence of Section 152 of the DGCL, or (in each case) any successor provision;
     (iii) any supplemental indenture to either of the Indentures executed and delivered, and any Board Resolution certified and delivered, pursuant to either of the Indentures in any such case, in or pursuant to which the terms of any Debt Securities and Guarantees are established and pursuant to which such Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore amended or supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and any such Board Resolution (and any Officer’s Certificate delivered pursuant thereto);
     (iv) the form and terms of any Debt Securities, the form and terms of any Guarantees, the form and terms of any Warrants, Rights or Units, and the form and terms of any and all Securities or other securities or obligations comprising the same or subject thereto (in the case of the Units, Rights and Warrants), the issuance, sale and delivery thereof by the applicable Registrant, and the incurrence and performance by the applicable Registrant of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement, Rights Agreement or unit agreement) in accordance with the terms thereof, will be in full compliance with, and will not violate, the certificate of incorporation, articles of incorporation, bylaws, certificate of formation, limited liability company agreement, partnership agreement or similar instrument of any of the Registrants, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Registrants, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of each applicable Registrant, and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).
     Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:
     1. With respect to any Common Shares, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance of such Common Shares, the terms of the offering thereof and related matters and (b) the issuance and delivery of such Common Shares in accordance with the terms of the applicable definitive purchase, underwriting

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or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for therein, such Common Shares will be validly issued, fully paid and nonassessable.
     2. With respect to any series of Preferred Shares, assuming (a) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance and terms of such series of Preferred Shares, the terms of the offering thereof and related matters, (b) the due filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Shares to be issued and (c) the issuance and delivery of such series of Preferred Shares in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for therein, such series of the Preferred Shares will be validly issued, fully paid and nonassessable.
     3. With respect to any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the Issuer, as issuer, and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Issuer, as issuer, the Guarantors, as guarantors, and the Trustee, or the due authorization and valid execution and delivery of the applicable Board Resolution by the Issuer and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the Issuer, in each case, in accordance with the terms of such Indenture, as theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Indenture, as then and theretofore amended or supplemented, (d) the taking by the Issuer of all necessary corporate action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Debt Securities of such series in accordance with the terms of such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Issuer.
     4. With respect to any Guarantees of any series of Debt Securities to be issued under an Indenture, assuming (a) the due authorization and valid execution and delivery of such Indenture by the Issuer, as issuer, and the Trustee, (b) the due authorization and valid execution and delivery of the applicable supplement, if any, to such Indenture by the Issuer, as issuer, the Guarantors, as guarantors, and the Trustee, or the due authorization and valid execution and delivery of the applicable Board Resolution by the Issuer and the valid execution and delivery of the applicable Officer’s Certificate by a duly authorized officer of the Issuer, in each case in accordance with the terms of such Indenture, as theretofore amended or supplemented, (c) the qualification under the Trust Indenture Act of such Indenture, as then and theretofore amended or supplemented, pursuant to which the Guarantees will be issued, (d) the taking by the

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Registrants of all necessary corporate, limited liability company or partnership action (as applicable) to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering thereof and related matters, and (e) the execution, authentication, issuance and delivery of the Debt Securities of such series, and the execution and delivery of such Guarantees, in accordance with the terms of such Indenture as then and theretofore amended or supplemented (including by any such supplemental indenture) and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Guarantees will constitute valid and legally binding obligations of the applicable Guarantor.
     5. With respect to any Warrants to be issued under a Warrant Agreement, assuming (a) the taking by the Registrants of all necessary corporate, limited liability company or partnership action (as applicable) to authorize and approve (i) the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares that are receivable upon exercise of Warrants, (iii) the issuance and terms of any series of Preferred Shares that are receivable upon exercise of Warrants, and the filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Shares, (iv) the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable Board Resolution or Officer’s Certificate, (v) the Guarantees, if applicable, of such Debt Securities, and (vi) the issuance and terms of any Units that are receivable upon exercise of Warrants, and the execution and delivery of any related unit agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Warrants, (ii) such Common Shares and/or Preferred Shares (and filing of such Certificate of Designation), (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any such supplemental indenture, or Board Resolution and Officer’s Certificate, (iv) such Guarantees and (v) such Units and unit agreement in accordance with (A) the provisions of the Issuer’s certificate of incorporation (including such Certificate of Designation) and bylaws, in the case of Common Shares and/or Preferred Shares, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case of a series of Debt Securities and (if applicable) the Guarantees of such Debt Securities, and the applicable unit agreement, in the case of the Units, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Warrants will constitute valid and legally binding obligations of the Issuer.
     6. With respect to any Rights to be issued under a Rights Agreement, assuming (a) the taking by the Registrants of all necessary corporate, limited liability company or partnership action (as applicable) to authorize and approve (i) the issuance and terms of the Rights, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares that are receivable upon exercise of Rights, (iii) the issuance and terms of any series of Preferred Shares that are receivable upon exercise of Rights, and the filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Shares, (iv) the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Rights, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable Board Resolution or Officer’s Certificate, (v) the Guarantees, if applicable, of such Debt Securities, and (vi) the issuance and terms of any Units that are receivable upon exercise of Rights, and the execution and delivery of any related unit agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Rights, (ii) such Common Shares and/or Preferred Shares (and filing of such Certificate of Designation), (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any such supplemental indenture, or Board Resolution and Officer’s Certificate, (iv) such Guarantees and (v) such Units and unit agreement in accordance with (A) the provisions of the Issuer’s certificate of incorporation (including such Certificate of Designation) and bylaws, in the case of Common Shares and/or Preferred Shares, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case

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of a series of Debt Securities and (if applicable) the Guarantees of such Debt Securities, and the applicable unit agreement, in the case of the Units, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Rights will constitute valid and legally binding obligations of the Issuer.
     7. With respect to the Units, assuming (a) the taking by the Registrants of all necessary corporate, limited liability company or partnership action (as applicable) to authorize and approve (i) the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the issuance of any Common Shares that are a component of the Units, (iii) the issuance and terms of any series of Preferred Shares that are a component of the Units, and the filing with the Office of the Secretary of State of the State of Delaware of a Certificate of Designation for such series of Preferred Shares, (iv) the issuance and terms of any series of any Debt Securities that are a component of the Units, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable Board Resolution or Officer’s Certificate, (v) the Guarantees, if applicable, of such Debt Securities, (vi) the issuance and terms of any Rights which are a component of the Units, and the execution and delivery of any related Rights Agreement, and (vii) the issuance and terms of any Warrants which are a component of the Units, and the execution and delivery of any related Warrant Agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Units, (ii) such Common Shares and/or Preferred Shares (and filing of such Certificate of Designation), (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any such supplemental indenture, or Board Resolution and Officer’s Certificate, (iv) such Guarantees, (v) such Rights and Rights Agreement and (vi) such Warrants and Warrant Agreement in accordance with (A) the provisions of the Issuer’s certificate of incorporation (including such Certificate of Designation) and bylaws, in the case of Common Shares and/or Preferred Shares, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case of a series of Debt Securities and (if applicable) the Guarantees of such Debt Securities, the applicable Rights Agreement, in the case of the Rights, and the applicable Warrant Agreement, in the case of the Warrants, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Issuer, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Units will constitute valid and legally binding obligations of the Issuer.
     Our opinions in paragraphs 3, 4, 5, 6 and 7 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

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     We express no opinion other than as to the laws of the State of New York and the DGCL.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.
Very truly yours,
/s/ Andrews Kurth LLP

SCHEDULE A
Guarantors

State of Incorporation
Name of Guarantor	or Organization
AirComp LLC	Delaware
Allis-Chalmers Directional Drilling Services LLC	Texas
Allis-Chalmers Drilling LLC	Delaware
Allis-Chalmers Holdings Inc.	Delaware
Allis-Chalmers Management LLC	Texas
Allis-Chalmers Production Services LLC	Texas
Allis-Chalmers Rental Services LLC	Texas
Allis-Chalmers Tubular Services LLC	Texas
Petro-Rentals LLC	Louisiana
Rebel Rentals LLC	Louisiana